UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) September 29, 2025

Carnival Corporation	Carnival plc
(Exact name of registrant as specified in its charter)	(Exact name of registrant as specified in its charter)

Republic of Panama	England and Wales
(State or other jurisdiction of incorporation)	(State or other jurisdiction of incorporation)

001-9610	001-15136
(Commission File Number)	(Commission File Number)

59-1562976	98-0357772
(IRS Employer Identification No.)	(IRS Employer Identification No.)

3655 N.W. 87th Avenue Miami, Florida 33178-2428	Carnival House, 100 Harbour Parade Southampton SO15 1ST, United Kingdom
(Address of principal executive offices) (Zip Code)	(Address of principal executive offices) (Zip Code)

(305) 599-2600	011 44 23 8065 5000
(Registrant’s telephone number, including area code)	(Registrant’s telephone number, including area code)

None	None
(Former name or former address, if changed since last report.)	(Former name, former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrants under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock ($0.01 par value)	CCL	New York Stock Exchange, Inc.
Ordinary Shares each represented by American Depositary Shares ($1.66 par value) Special Voting Share, GBP 1.00 par value and Trust Shares of beneficial interest in the P&O Princess Special Voting Trust
	CUK	New York Stock Exchange, Inc.
1.000% Senior Notes due 2029	CUK29	New York Stock Exchange LLC

Indicate by check mark whether the registrants are emerging growth companies as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2) of this chapter).

Emerging growth companies ☐

If emerging growth companies, indicate by check mark if the registrants have elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Section 2 - Financial Information

Item 2.02 Results of Operations and Financial Condition.

On September 29, 2025, Carnival Corporation & plc issued a press release entitled “CARNIVAL CORPORATION & PLC ACHIEVES ALL-TIME HIGH FINANCIAL RESULTS WITH NET INCOME OF $1.9 BILLION (ADJUSTED NET INCOME OF $2 BILLION).” A copy of this press release is furnished as Exhibit 99.1 to this report. This information shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and is not incorporated by reference into any filing of either Carnival Corporation or Carnival plc, whether made before or after the date of this report, regardless of any general incorporation language in the filing.

Section 7 - Regulation FD Disclosure

Item 7.01 - Regulation FD Disclosure.

On September 29, 2025, pursuant to the indenture, dated as of November 18, 2022 (the “Convertible Notes Indenture”), by and among Carnival Corporation (the “Company”), Carnival plc, the other guarantors party thereto and U.S. Bank Trust Company, National Association, as trustee, the Company issued a notice of redemption for the entire outstanding principal amount of its 5.75% convertible senior notes due 2027 (the “Convertible Notes”) to be redeemed on December 5, 2025 (the “Redemption Date”) at a redemption price equal to 100.0% of the principal amount of the Convertible Notes to be redeemed, plus accrued and unpaid interest to, but excluding, the Redemption Date.

As a result of the Company’s call for redemption of the Convertible Notes, the Convertible Notes are convertible, at the option of the holder, at any time prior to 5:00 p.m., New York City time, on December 3, 2025, the second scheduled trading day immediately preceding the Redemption Date (the “Conversion Period”).

On September 26, 2025, the Conversion Rate (as defined in the Convertible Notes Indenture) of the Convertible Notes was 74.6714 shares of the Company’s common stock per $1,000 principal amount of Convertible Notes. Because of the Company’s call for redemption of the Convertible Notes, holders of the Convertible Notes electing to convert their Convertible Notes during the Conversion Period are entitled to 2.5589 additional shares of the Company’s common stock per $1,000 principal amount of Convertible Notes converted.

The settlement method for the Convertible Notes surrendered for conversion will be Combination Settlement (as defined in the Convertible Notes Indenture), with a Specified Dollar Amount (as defined in the Convertible Notes Indenture) of $442.0960 per $1,000 principal amount of Convertible Notes and the remainder settled in shares of the Company’s common stock in accordance with the terms of the Convertible Notes Indenture. Assuming all of the Convertible Notes are converted, the total amount of cash paid to the holders will be $500 million. Pursuant to the terms of the Convertible Notes Indenture, the total number of shares of the Company’s common stock to be issued will depend on the market price of the Company’s common stock during the observation period that will be used to determine the total settlement amount.

This redemption is a continuation of the Company’s strategy to deleverage and reduce interest expense. This current report does not constitute a notice of redemption with respect to the Convertible Notes.

The Company is furnishing the information in this Current Report on Form 8-K to comply with Regulation FD. Such information shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, and shall not be deemed to be incorporated by reference into any of the Company’s filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made before or after the date hereof and regardless of any general incorporation language in such filings, except to the extent expressly set forth by specific reference in such filing.

Section 9 - Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit 99.1 Press release, dated September 29, 2025 (furnished pursuant to Item 2.02).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, each of the registrants has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CARNIVAL CORPORATION		CARNIVAL PLC

By:	/s/ David Bernstein	By:	/s/ David Bernstein
Name:	David Bernstein	Name:	David Bernstein
Title:	Chief Financial Officer and Chief Accounting Officer	Title:	Chief Financial Officer and Chief Accounting Officer

Date:	September 29, 2025	Date:	September 29, 2025